REVOLVING CREDIT AGREEMENT II


         THIS REVOLVING CREDIT AGREEMENT II (this "Agreement") is made as of the ___ day of July, l997, by and between COMMUNITY CARE OF AMERICA, INC, a Delaware Corporation, having an address at 3050 North Horseshoe Drive, Naples, Florida 33942 ("Borrower") and IHS FINANCIAL HOLDINGS, INC., a Delaware Corporation, having an address at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Integrated Health Services, Inc. ("Manager") entered into a certain Management Agreement dated as of December 27, l996 (the "Management Agreement") pursuant to which Borrower has engaged the services of Manager to manage various functions of the Borrower's business; and

         WHEREAS, Lender is a wholly owned subsidiary of Manager; and

         WHEREAS, Lender made available to the Borrower a revolving line of credit in the maximum aggregate amount of $5,000,000.00, as evidenced by that certain Subordinated Note and governed by that certain Amended and Restated Revolving Credit Agreement, both dated as of December 26, l996 ("IHS Line of Credit I"); and

         WHEREAS, Lender is willing to make available to the Borrower an additional revolving line of credit in the maximum aggregate amount of $5,000,000.00 and Borrower wishes to obtain such additional revolving line of credit, all upon the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the premises, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that:

         1. IHS REVOLVING LINE OF CREDIT II.

         (a) Subject to the terms and conditions hereof and relying upon the representations and warranties of the Borrower herein set forth, Lender hereby makes available to Borrower a revolving line of credit ("IHS Line of Credit II") in the aggregate maximum principal amount outstanding at any time of FIVE MILLION and 0/100 ($5,000,000.00) DOLLARS. It is contemplated that, subject to the terms and conditions hereof, the Borrower will be permitted to effect draws under the IHS Line of Credit II at any time and from time to time during the period that commences on the date hereof and ends on the second anniversary of the date hereof.

         (b) All advances under the IHS Line of Credit II shall be made directly to creditors of Borrower, including, but not limited to, Manager, on behalf of Borrower, in payment of valid obligations of Borrower to said creditors. Under no circumstances shall any advance under the IHS

Line of Credit II to be made directly to Borrower.

         (c) Lender shall not be required to make any advances under the IHS Line of Credit II unless all of the following conditions shall have been satisfied at the time the advance is requested and at the time such advance is to be made:

              (i) all of the representations and warranties made by the Borrower in this Agreement and the Management Agreement shall be true and correct in all respects at and as of the date on which such advance is to be made with the same force and effect as if each such representation or other warranty were made at and as of such time, and in furtherance thereof, the Borrower shall automatically be deemed to have remade each of such representations and warranties on each such date;

              (ii) the Borrower shall have performed and complied with all covenants, agreements and obligations required to be performed or complied with by it under this Agreement and the Management Agreement, on or prior to the date on which such advance is to be made;

              (iii) no Event of Default (as defined in Section 5) shall have occurred and be continuing;

              (iv) the Borrower shall have complied with the procedure set forth in subsection (c) below with respect to such advance; and

              (v) Lender shall have consented, in its sole and absolute discretion, to the making of such advance, provided however, that Lender's consent to the making of an advance shall not be required if the proceeds of such advance are applied to payment of fees due Manager under the Management Agreement.

         (c)(i) If the Borrower shall desire that Lender make an advance , it shall provide Lender with a written request, certified to be true, complete and correct by its President or Chief Financial Officer, at least forty-eight (48) hours prior to the date on which the borrowing is to be made. Such request shall set forth: (A) the amount of the requested advance; (B) the creditor of the Borrower to which the requested advance is to be made by Lender; (C) the obligation of the Borrower to be paid by the requested advance in reasonable detail; and (D) shall contain a statement that: (I) all of the representations and warranties made in this Agreement and the Management Agreement are true and correct in all respects as if made on the date of the request; (II) the Borrower is in compliance with all of its covenants and obligations under this Agreement and the Management Agreement; and (III) no Event of Default has occurred. Such request shall also contain an undertaking by the individual executing same to immediately notify Lender if any of the statements made therein shall become untrue, incomplete or incorrect after the date of delivery and on or prior to the date of the requested borrowing. Such request shall be accompanied by the written invoice or other credible written evidence of the obligation to be paid by the requested advance.

              (ii) If the Manager shall desire that an advance is to be made on behalf of the


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

Borrower, it shall provide the Borrower with notice (which notice may be oral) thereof at least forty-eight (48) hours prior to the date on which the borrowing is to be made. Such request shall set forth: (A) the amount of the requested advance; and (B) the creditor of the Borrower to which the requested advance is to be made by Lender; and (C) the obligation of the Borrower to be paid by the requested advance in reasonable detail. No such advance shall be made at Manager's request (unless pursuant to Section 5.3 of the Management Agreement) without the consent of the Borrower, which consent shall not be unreasonably withheld and shall be deemed given unless Borrower shall otherwise notify Manager (which notice may be oral) within forty-eight hours of said request.

         (d) The proceeds of each advance shall be used to pay obligations of the Borrower as directed by the Manager in accordance with the terms of the Management Agreement.

         (e) Lender shall have no obligation to make any further advances if the payment of the Note (as defined below) shall have been accelerated.

         2. LOAN NOTE.

         The obligation of the Borrower to repay the unpaid principal amount of the IHS Line of Credit II, together with interest thereon and Lender's fees and costs in connection therewith, shall be evidenced by that certain Secured Subordinated Note (the "Note") of Borrower, of even date herewith, payable to the order of Lender, in a face amount equal to the maximum loan amount set forth in Section I, above, and having a maturity date which is on the second anniversary of the date hereof (the "Maturity Date").

         3. REPAYMENT OF IHS LINE OF CREDIT II.

         Interest on the IHS Line of Credit II shall be payable monthly during the period commencing on the date hereof and ending on the Maturity Date. Such interest shall be payable at a rate per annum equal to the annual rate of interest set forth in the Revolving Credit Agreement by and between Manager, as Borrower, and Citibank, N.A., as Lender, dated May 16, l996, plus four (4%) percent.

         Manager shall have the right, and is hereby authorized by the Borrower, to pay over to Lender, without further consent of the Borrower, all amounts due to the Borrower and received by Manager on behalf of the Borrower pursuant to the Management Agreement. Said amounts received by Lender shall be applied to the repayment of IHS Line of Credit I and IHS Line of Credit II in whatever priority Lender, in its sole discretion, shall desire. This consent shall be irrevocable until such time as all amounts due Lender under IHS Line of Credit I and IHS Line of Credit II have been paid in full.

         4. ADDITIONAL COVENANTS OF BORROWER.

         Until all of the Borrower's obligations under this Agreement and the Note are satisfied in full, subject to the provisions of Section 5 below, the Borrower agrees that it will do or perform each


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

of the following (except to the extent that any of the following are the responsibility of Manager pursuant to the Management Agreement):

         (a) furnish or cause to be furnished to the Lender any financial or other information that the Lender may reasonably deem necessary or desirable;

         (b) duly pay and discharge all taxes, assessments and governmental charges owed by or against the Borrower or any of its subsidiaries or any of their respective properties, prior to the date on which penalty will attach thereto unless an only to the extent that any such taxes are contested in good faith by appropriate proceedings by the Borrower;

         (c) take whatever actions are necessary to comply with all statutes and regulations governing the operation of the Borrower's business;

         (d)  promptly  cure any defects in the  execution  and delivery of this
Agreement  and  all  other   instruments   executed  in  connection   with  this
transaction;

         (e) execute and deliver or cause to be executed and delivered any other instruments or documents which the Lender may reasonably request; and

         (f) promptly notify the Lender of any Event of Default discovered by the Borrower.

         5. EVENTS OF DEFAULT.

         At the option of Lender, all or any part of the obligations shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events of default ("Events of Default"): (a) any Acceleration Event occurs under the Note: (b) any breach by the Borrower of any of its representations or warranties under this Agreement or the Management Agreement; (c) a change in the ownership of twenty (20%) percent or more of the voting stock of the Borrower; (d) any other breach of this Agreement which breach continues for a period of thirty (30) days following notice from Lender to the Borrower; (e) any default under IHS Line of Credit I which continues beyond any applicable grace period; (f) any default under the Management Agreement which continues beyond any applicable grace period; (g) any default under any guaranty or collateral document securing Borrower's obligations under the Note and this Agreement which continues beyond any applicable grace period;
(h) a material adverse change in the business of the Borrower or any subsidiary thereof; or (i) if Lender deems itself insecure.

         6. WAIVERS.

         The Lender shall not be deemed to have waived any of its rights upon or under any of the obligations unless such waiver be in writing, shall expressly refer to this Section 6 and shall be signed by the Lender. No delay or omission on the part of the Lender on obligations, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised separately or concurrently.


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

         7. TRANSFERS BY LENDER.

         Subject to the same limitations as are set forth in Section 11.1 of the Management Agreement, Lender may transfer any or all of the obligations.

         8. DEFINITION OF BORROWER.

         The term "Borrower" as used throughout this Agreement shall include (a) its successors and assigns; (b) any individual, association, trust, partnership, corporation, or other entity to which all or substantially all of the business or assets of the Borrower shall have been transferred or with or into which any of them shall have been merged, consolidated, reorganized or absorbed; and (c) in the case of a partnership or joint venture, any general or limited partnership or joint venture which shall have been created by reason of, or continued in existence after, the admission of any new partner, partners or joint venturers therein or the dissolution of the existing partnership or joint venture by the death, resignation or other withdrawal of any partner or joint venturer.

         9. MAXIMUM INTEREST.

         All agreements between the Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever whether by reason of deferment in accordance with this Agreement or advancement of the loan proceeds, acceleration of maturity of the obligations or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the obligations and not to the payment of interest. This provision shall control over other provision of all agreements between the Borrower and Lender.

         10. BORROWER'S REPRESENTATIONS AND WARRANTIES.

         To induce the Lender to lend monies pursuant to the Note, the Borrower represents and warrants to lender that:

         (a) The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized to do business in each other jurisdiction where its ownership of property or conduct of business so requires;

         (b) The Borrower was and is duly authorized to execute and deliver this Agreement, the Note and the Management Agreement and to perform its obligations hereunder and thereunder;


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

         (c) The execution and delivery by the Borrower of this Agreement, the Note and the Management Agreement and the performance by the Borrower of its obligations hereunder and thereunder do not and will not conflict with any provision of the charter or by-laws of the Borrower;

         (d) This Agreement, the Note and the Management Agreement are, or when duly executed and delivered will be, the legal, valid and binding obligation of Borrower enforceable against it in accordance with their terms;

         (e) Neither the execution and delivery of this Agreement, the Note or the Management Agreement, nor the performance by Borrower of its obligations hereunder and thereunder, have resulted or will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, except as contemplated or provided herein or therein and such execution, delivery and performance have not and will not conflict with or result in the breach or violation of or a default (with due notice or passing of time or both) under the terms, conditions or provisions of:
(a) any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which the Borrower is a party or by which the Borrower is bound; or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or federal, state, county or municipal governmental authority to which the Borrower is subject;

         (f) Each  representation  and warranty  contained in Sections 6.4, 6.5,
6.6 and 6.7 of the Management Agreement continues to be true and correct.

         (g) No person is entitled to receive from the Borrower any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement, the Note or the Management Agreement.

         11. NOTICES.

         Any notices or other communication by either party to the other shall be in writing (except as otherwise expressly provided in this Agreement) and shall be given and be deemed to have been duly given, upon the date delivered if delivered personally or upon the date received if mailed postage pre-paid, registered or certified mail or upon confirmation of receipt if sent by facsimile transmission or one business day after sent if sent by nationally recognized overnight courier service, in each case addressed as follows:

        To the Borrower:     Community Care of America, Inc.
                             3050 North Horseshoe Drive
                             Naples, Florida 33942
                             Attn: Deborah A. Lau, President
                             Fax: (941)435-0087

        With a copy to:      J. Allen Miller, Esq.
                             Chadbourne & Parke, LLP


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

                             30 Rockefeller Plaza
                             New York, New York 10022
                             Fax: (212)541-5369

        To the Lender:       IHS Financial Holdings, Inc.
                             10065 Red Run Boulevard.
                             Owings Mills, Maryland. 21117
                             Attn: Eleanor Harding
                             Fax: (410)998- 8716


        With a copy to:      Integrated Health Services, Inc.
                             10065 Red Run Boulevard.
                             Owings Mills, Maryland. 21117
                             Attn: Marshall A. Elkins, Esq.
                             Fax: (410)998-8747

                                      -and-

                             Frank Agostino, Esq.
                             Calo Agostino, P.C.
                             27 Warren Street.
                             Hackensack, New Jersey 07601
                             Fax: (201)488-5855

or to such other address and to the attention of such other person or officer as either party may designate in writing by notice.

         12. APPLICABLE LAW.

         The substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Agreement and all other documents and instruments referred to herein, unless otherwise specified therein. The Borrower consents to jurisdiction in the State of New York.

         13. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         14. CONSTRUCTION.

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be






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

construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. If any party has breached any representation, warranty or covenant contained herein, in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached, shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         15. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.

         Neither party shall issue any press release nor make any public announcement relating to the subject matter of this Agreement, the Note or the Management Agreement without the prior written approval of an officer of the Borrower and the Lender; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise and consult with the other party before making the disclosure).

         16. ARBITRATION.

         If any controversy should arise between the parties in performance, interpretation or application of this Agreement or the Note which involves any matter, either party may serve upon the other a written notice stating that such party desires to have the controversy reviewed by an arbitrator. If the parties cannot agree within fifteen (15) days from the service of such notice upon the selection of such arbitrator, an arbitrator shall be selected or designated by the American Arbitration Association upon written request of either party hereto. Arbitration of such controversy, disagreement or dispute shall be conducted in accordance with the Commercial Arbitration Rules, then in force, of the American Arbitration Association and its decision and award of the arbitrator so selected shall be binding upon the Lender and Borrower. The arbitration will be held in New York, New York.

         As a condition precedent to the appointment of any arbitrator, both parties shall be required to make a good faith effort to resolve the controversy which effort shall continue for a period of thirty (30) days prior to any demand for arbitration. The cost of any such arbitration shall be shared equally by the parties. Each party shall pay its own costs incurred as a result of its participation in any such arbitration.

         The Arbitrator shall have no authority to award punitive damages or any other damages in excess of the prevailing party's actual damages and may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Revolving Credit Agreement II as of the day and year first above written.


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

                                            Borrower:
ATTEST:                                     COMMUNITY CARE OF AMERICA, INC.

By: /s/                                          By: /s/
    --------------------------                      ---------------------------
Name:                                       Name:   Deborah A. Lau
Title:                                      Title:  President



                                            Lender:
ATTEST:                                     IHS FINANCIAL HOLDINGS, INC.

By: /s/                                          By: /s/
    --------------------------                       --------------------------
Name:                                       Name:
Title:                                      Title:













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